Exhibit 99.1
Corporate Relations One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397
FOR IMMEDIATE RELEASE	February 24, 2009

PG&E CORPORATION REPORTS 2008 RESULTS; REAFFIRMS GUIDANCE FOR 2009

●
PG&E Corporation’s consolidated net income reported under GAAP was $1.34 billion, or $3.63 per share, for the year ended December 31, 2008, compared with $1 billion, or $2.78 per share, in 2007. All per-share amounts are presented on a diluted basis.

●	Consolidated net income reported under GAAP for the 2008 fourth quarter was $517 million, or $1.37 per share, compared with $203 million, or $0.56 per share, in the same quarter of 2007.

●
Net income for the year and quarter ended December 31, 2008 was increased substantially by the benefits of a multi-year tax settlement, the proceeds of which will help fund utility capital investments by subsidiary Pacific Gas and Electric Company.

●	Guidance for 2009 earnings from operations is reaffirmed at $3.15 to $3.25 per share.

(San Francisco) – PG&E Corporation’s (NYSE:PCG) consolidated net income for the year ended December 31, 2008 reported in accordance with generally accepted accounting principles (GAAP), was $1.34 billion, or $3.63 per share, compared with $1 billion, or $2.78 per share, in 2007.  Per-share earnings on a GAAP basis in 2008 include income from a settlement of 2001-2004 tax audits, totaling $257 million or $0.68 per share.

On a non-GAAP earnings from operations basis, which excludes the benefits of the tax settlement, PG&E Corporation’s results in 2008 were $2.95 per share, compared with $2.78 per share in 2007.

For the fourth quarter of 2008, PG&E Corporation’s consolidated net income was $517 million, or $1.37 per share, reflecting the benefits of the tax settlement.  This compares with $203 million, or $0.56 per share, in the same quarter of 2007. On a non-GAAP earnings from operations basis, PG&E Corporation’s results in the fourth quarter of 2008 were $0.70 per share, compared with $0.56 per share in the fourth quarter of 2007.

The year-over-year increase in earnings from operations primarily reflects earnings from higher authorized capital investments in utility infrastructure and energy efficiency incentive revenues, partially offset by higher expenses due to storm-related outages, natural gas system maintenance activities, and the extended outage to replace the steam generators at one unit of the Diablo Canyon nuclear generating facility.

“Our results for 2008 were in line with our commitments to investors and continue to support our longer-term earnings growth targets,” said Peter A. Darbee, Chairman, CEO and President of PG&E Corporation. “Looking ahead, we are confident that we are well positioned to continue making the needed investments to strengthen energy reliability and services for our customers.”

Earnings Guidance

PG&E Corporation reaffirms guidance for 2009 earnings from operations in the $3.15-$3.25 per share range.  Guidance assumes that Pacific Gas and Electric Company (Utility) maintains a ratemaking capital structure of 52 percent equity, that it maintains its California Public Utilities Commission (CPUC)-authorized return on equity of 11.35 percent and achieves at least a 12 percent return on equity on its Federal Energy Regulatory Commission jurisdictional assets, while growing its asset base in line with its forecast, that it earns sufficient incentive revenues for energy efficiency achievements with an anticipated CPUC decision before the end of 2009, and that the Utility realizes planned operational and cost efficiencies.

Guidance excludes three anticipated items impacting comparability forecast to total between $0.05 and $0.11 per share. The three items are: expected benefits of a settlement of refund claims for the 1998 and 1999 tax years that are anticipated to be finalized this year; forecasted recovery of hydroelectric divestiture costs incurred by the Utility in 2000 and 2001 in connection with the proposed divestiture of its hydroelectric generation facilities; and forecasted costs to accelerate the completion of natural gas system integrity surveys and associated remedial work.  When added to earnings from operations, the net effect of these items impacting comparability results in 2009 GAAP earnings per share guidance of $3.20 to $3.36.

PG&E Corporation discloses historical financial results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of results and guidance based on earnings from operations to results and guidance based on consolidated net income in accordance with GAAP).

Supplemental Financial Information

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In addition to the financial information accompanying this release, an expanded package of supplemental financial material will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

February 26 Investor Conference

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PG&E Corporation senior management will provide an overview of the business and discuss the company’s strategic focus, capital spending plans and multi-year financial outlook at its upcoming Investor Conference with members of the financial community on Thursday, February 26, 2009 in New York City.  The public may view the event via simultaneous web cast beginning at 2:00 p.m. Eastern Standard Time at (www.pgecorp.com/investors/investor_info/conference/index.shtml). Because the meeting so closely follows today’s earnings announcement, PG&E Corporation will not hold its regular quarterly conference call.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2009 earnings per share from operations that are based on current expectations and various assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control.  Actual results may differ materially. Factors that could cause actual results to differ materially include:

●	the Utility’s ability to manage capital expenditures and its operating and maintenance expenses within authorized levels;

●	the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

●
the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets, including the ability of the Utility and its counterparties to post or return collateral;

●
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

●	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

●
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

●	operating performance of Diablo Canyon, the availability of nuclear fuel, the occurrence of unplanned outages at Diablo Canyon or the temporary or permanent cessation of operations at Diablo Canyon;

●	whether the Utility can maintain the cost savings it has recognized from operating efficiencies it has achieved and identify and successfully implement additional sustainable cost-saving measures;

●	whether the Utility incurs substantial expense to improve the safety and reliability of its electric and natural gas systems;

●	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

●	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

●	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator to restructure the California wholesale electricity market;

●	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

●	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

●
the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms, especially given the recent deteriorating conditions in the economy and financial markets;

●	the impact of environmental laws and regulations and the costs of compliance and remediation;

●	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

●	the impact of changes in federal or state tax laws, policies, or regulations; and

●	other factors and risks discussed in PG&E Corporation’s and the Utility’s 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

For more information about PG&E Corporation and Pacific Gas and Electric Company, please visit our web sites at www.pgecorp.com and www.pge.com

###

PG&E Corporation
Consolidated Statements of Income (Unaudited)
(in millions, except per share amounts)

	Year ended December 31,
	2008	2007	2006
Operating Revenues
Electric	$10,738	$9,480	$8,752
Natural gas	3,890	3,757	3,787
Total operating revenues	14,628	13,237	12,539
Operating Expenses
Cost of electricity	4,425	3,437	2,922
Cost of natural gas	2,090	2,035	2,097
Operating and maintenance	4,201	3,881	3,703
Depreciation, amortization, and decommissioning	1,651	1,770	1,709
Total operating expenses	12,367	11,123	10,431
Operating Income	2,261	2,114	2,108
Interest income	94	164	188
Interest expense	(728)	(762)	(738)
Other income (expense), net	(18)	29	(13)
Income Before Income Taxes	1,609	1,545	1,545
Income tax provision	425	539	554
Income From Continuing Operations	1,184	1,006	991
Discontinued Operations
NEGT income tax benefit	154	-	-
Net Income	$1,338	$1,006	$991

Weighted Average Common Shares Outstanding, Basic	357	351	346
Weighted Average Common Shares Outstanding, Diluted	358	353	349
Earnings Per Common Share from Continuing Operations, Basic	$3.23	$2.79	$2.78
Net Earnings Per Common Share, Basic	$3.64	$2.79	$2.78
Earnings Per Common Share from Continuing Operations, Diluted	$3.22	$2.78	$2.76
Net Earnings Per Common Share, Diluted	$3.63	$2.78	$2.76
Dividends Declared Per Common Share	$1.56	$1.44	$1.32

Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (GAAP)
Fourth Quarter and Year-to-Date, 2008 vs. 2007
(in millions, except per share amounts)

	Three months ended December 31,				Twelve months ended December 31,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)

	2008	2007	2008	2007	2008	2007	2008	2007

PG&E Corporation Earnings from Operations (1)	$260	$203	$0.70	$0.56	$1,081	$1,006	$2.95	$2.78
Items Impacting Comparability (2)
Tax settlement	257	-	0.67	-	257	-	0.68	-
PG&E Corporation Earnings on a GAAP basis	$517	$203	$1.37	$0.56	$1,338	$1,006	$3.63	$2.78

1.	"Earnings from operations" is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and twelve months ended December 31, 2008, PG&E Corporation recognized $257 million of net income resulting from a settlement of tax audits for tax years 2001 through 2004.  Of this amount, $154 million was related to PG&E Corporation's former subsidiary, National Energy & Gas Transmission, Inc., and was recorded as income from discontinued operations.

Reconciliation of Pacific Gas and Electric Company's Earnings from Operations to Consolidated Net Income in Accordance with GAAP
Fourth Quarter and Year-to-Date, 2008 vs. 2007
(in millions)

	Three months ended December 31,		Twelve months ended December 31,
	Earnings		Earnings
	2008	2007	2008	2007

Pacific Gas and Electric Company Earnings from Operations (1)	$265	$203	$1,125	$1,010
Items Impacting Comparability (2)
Tax settlement	60	-	60	-
Pacific Gas and Electric Company Earnings on a GAAP basis	$325	$203	$1,185	$1,010

1.	"Earnings from operations" is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.
2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and twelve months ended December 31, 2008, Pacific Gas and Electric Company recognized net income of $60 million, a portion of the $257 million in net income recognized by PG&E Corporation resulting from a settlement of tax audits for tax years 2001 through 2004.

PG&E Corporation Earnings per Common Share from Operations
Fourth Quarter and Year-to-Date, 2008 vs. 2007
($/Share, Diluted)

Q4 2007 EPS from Operations (1)	$0.56
Increase in rate base revenues	0.07
Energy efficiency incentive revenues	0.07
Recovery of storm and outage expenses	0.02
Miscellaneous items	0.02

Increase in shares outstanding	(0.02)
Operating and maintenance - gas system	(0.01)
Expenses for statewide and local initiatives	(0.01)
Q4 2008 EPS from Operations (1)	$0.70

2007 YTD EPS from Operations (1)	$2.78
Increase in rate base revenues	0.27
Energy efficiency incentive revenues	0.07
Recovery of storm and outage expenses	0.02
Billing OII (2)	0.02
Gas transmission revenues	0.01
Miscellaneous items	0.03

Storm and outage expenses	(0.08)
Operating and maintenance - gas system	(0.06)
Increase in shares outstanding	(0.05)
Expenses for statewide and local initiatives	(0.04)
Nuclear refueling outage (3)	(0.02)
2008 YTD EPS from Operations (1)	$2.95

1.	For a reconciliation of EPS from operations to EPS on a GAAP basis, see table titled Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Net Income in Accordance with GAAP.

2.	Charge for customer refunds related to a delayed billing investigation that was incurred in 2007. There was no similar charge in 2008.

3.
There were no refueling outages during the three months ended December 31, 2008 and 2007.  During the twelve months ended December 31, 2008, the refueling outage to replace the steam generators lasted for 69 days compared to the same period in 2007 when the outage lasted only 30 days.

PG&E Corporation EPS Guidance

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability
Tax refunds (1)	0.13	0.16
Recovery of hydro divestiture costs (2)	0.07	0.07
Accelerated work on gas system (3)	(0.15)	(0.12)

Estimated EPS on a GAAP Basis	$3.20	$3.36

(1) Tentative agreement to resolve federal tax refund claims related to tax years 1998 and 1999.
(2) Anticipated recovery of costs incurred in connection with efforts to determine the market value of hydroelectric generation facilities.
(3) Forecasted costs to accelerate the performance of system-wide gas integrity surveys and remedial work.

Management's guidance for PG&E Corporation's 2009 EPS from operations constitute forward-looking statements that are based on current expectations and various assumptions which management believes are reasonable.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control.  Actual results may differ materially.  Factors that could cause actual results to differ materially include:

the Utility's ability to manage capital expenditures and its operating and maintenance expenses within authorized levels;

the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

 the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets, including the ability of the Utility and its counterparties to post or return collateral;

the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility's facilities and operations, its customers, and third parties on which the Utility relies;

the potential impacts of climate change on the Utility's electricity and natural gas businesses;

changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

operating performance of Diablo Canyon, the availability of nuclear fuel, the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

whether the Utility can maintain the cost savings it has recognized from operating efficiencies it has achieved and identify and successfully implement additional sustainable cost-saving measures;

whether the Utility incurs substantial expense to improve the safety and reliability of its electric and natural gas systems;

(continued): PG&E Corporation Earnings per Common Share Guidance

whether the Utility achieves the CPUC's energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator ("CAISO") to restructure the California wholesale electricity market;

how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility's holding company;

the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

the ability of PG&E Corporation, the Utility, and counterparties, to access capital markets and other sources of credit in a timely manner on acceptable terms, especially given the recent deteriorating conditions in the economy and financial markets;

the impact of environmental laws and regulations and the costs of compliance and remediation;

the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

the impact of changes in federal or state tax laws, policies, or regulations; and

other factors and risks discussed in PG&E Corporation and Pacific Gas and Electric Company's 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.